Exhibit 10.20

                          ADDENDUM TO COMMERCIAL LEASE

      THIS ADDENDUM TO COMMERCIAL LEASE is made and entered into as of the 13th day of March, 2001, by and between SJ PARTNERSHIP ("Landlord"), and HUGHES SUPPLY, INC., a Florida corporattion ("Tenant").

            A. On April 1, 1999, Landlord and Tenant entered into a Commercial Lease for the demised premises ("Premises") described therein as 7311 Galveston Rd., #710, Houston, Texas, as amended simultaneous therein (the "Lease").

            B. Landlord and Tenant desire to amend the Lease as set forth below.

      NOW THEREFORE, in consideration of the mutual covenants contained in the Lease and herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

      1. All terms as defined in the Lease are herein incorporated by this reference and are to have the meanings as set forth therein.

      2. Paragraph 1 of the Lease shall be modified to delete "for the term of five years from the first day of April, 1999, to thirtieth day of April, 2004" therefrom to be replaced with "for a term of eleven years and one month from the first day of April, 1999 to the thirtieth day of April 2010."

      3. The Lease shall remain in full force and effect as amended above.

      IN WITNESS WHEREOF, the parties hereto have caused this Addendum to Commercial Lease to be executed effective the date first written above.

                                        LANDLORD:

WITNESS:                                SJ PARTNERSHIP


/s/ Stefanie Soboleski                  By: /s/ David Jans
---------------------------------          --------------------------------
Print Name: Stefanie Soboleski          Name: David Jans
           ----------------------            ------------------------------
                                        Title: Partner
                                              -----------------------------
/s/ Kenneth D. Owen
---------------------------------
Print Name: Kenneth D. Owen
           ----------------------

                                        TANANT:

WITNESS:                                HUGHES SUPPLY, INC.,
                                        a Florida corporation


/s/ Marjorie H. Fitton                  By: /s/ A. Stewart Hall, Jr.
----------------------------------         ---------------------------------
Print Name: Majorie H. Fitton           Name: A. Stewart Hall, Jr.
                                             -------------------------------
                                        Title: President
/s/ Gloria Jean Smith                         ------------------------------
----------------------------------
Print Name: Gloria Jean Smith
           -----------------------

                               COMMERCIAL LEASE

      Agreement of Lease, made as of this 1st day of Apiil, 1999, between SJ PARTNERSHIP, hereinafter called the Lessor, and HUGHES SUPPLY, INC. hereinafter called the Lessee, withnesseth:

      1.    (a) The Lessor leases the building  known as 7311 Galveston
            Road, #710, in tlie City of Houston, Texas, (12,000 sq. ft. tilt wall concrete building with machine shop equipment and 12,000 sq. ft. concrete outside storage) for the term of five (5) years from the 1st day of April 1999, to the 30th day of April, 2004, at an annual rental of Ninety-Three Thousand Six-Hundred and no/100 Dollars ($93,600.00), payable at the office of Lessor in Equal monthly installments of Seven Thousand Eight Hundred and no/100 Dollars ($7,800.00), in advance, on the first of each month, the first payment to be made on the 1st day of April, 1999.

      2.    The Lessee agrees:

            (a) That it will pay the said rent at the times and in the manner aforesaid.

            (b) That it will during the said term insure and keep insured in the name of the Lessor the said building from loss or damage by fire in at least the sum of $250,000.00 by insurance companies to be approved by the Lessor, and that it will pay all the premiums necessary for those purposes within ten (10) days after the same shall become due and will promptly deliver to the Lessor the policies of insurance and the receipts from such premiums; Provided, that if the Lessee shall at any time fail to insure or keep insured as aforesaid, the Lessor may do all things necessary to effect or maintain such insurance, and any moneys expended by it for that purpose shall be payable by the Lessee on demand, may be recovered as rent in arrears.

            (c) That it will keep all and singular the said building and premises, including the plumbing in such repair as the same are at the commencement of the said term or may be put in during the continuance thereof, reasonable wear and tear and damage by fire or other unavoidable casualty only excepted, and will promptly replace all glass thereof broken during the said term by other of the same size and quality.

            (d) That it will not injure, or deface or suffer to be injured or defaced the premises or any part thereof.

            (e) That it will save harmless and indemnify the Lessor from and against all loss, liability, or expense that may incurred by reason of any accident with the machinery, gas or water or other pipes, or from any damage, neglect, or misadventure arising from or in any way growing out of the use, misuse, or abuse of the city water, or from the bursting of any pipes.

            (f) That it will not make or suffer any unlawful, improper, or offensive use of the premises, or any use or occupancy thereof contrary to any law of the state or any ordinance of the said city now or hereafter made, or which shall be injurious to any person or property, or which shall be liable to endanger or affect any insurance on the said building or to increase the premium thereof.

            (g) That it will not assign, underlet, or part with the possession of the whole or any part of the premises without first obtaining the written consent of the Lessor.

            (h) That the Lessor at all seasonable times may enter to view the premises and to make repairs which Lessor may see fit to make, or to show the premises to person who may wish to lease.

            (i) That at the expiration of the said term it will peaceably yield up to the Lessor the premises and all erections and additions made upon the same, in good repair in all respect, reasonable use and wear and damage by fire and other unavoidable casualties excepted, as the same now are or may be put in the by the Lessor.

            (j) That all property of any kind that may be on the premises during the continuance of this lease shall be at the sold risk of the Lessee, and that the Lessor shall not be liable to the Lessee or any other person for any injury, loss, or damage to property or to any person on the premises.

            (k) That no assent, express or implied, by the Lessor to any breach of any of the Lessee's convenants, shall be deemed to be a waiver of any succeeding breach of the same convenant.

            (l) That Lessee agrees to accept possession of the demised premises in their present condition, and to allow for changes in such condition which may occur by reasonable deterioration between the date hereof, and the date that Lessee actually occupies said premises.

3. The Lessor covenants that the Lessee shall peaceably hold and enjoy the premises.

4. If the Lessee becomes insolvent or is adjudicated a bankrupt or applies for or takes the benefit of any bankruptcy or insolvent act or any act of statutory provisions for the relief of debtors, now or hereafter enacted, or make a general assigment for the benefit of creditors or if a Receiver or Trustee be appointed for the Lessee's property, the Lessor may give to the Lessee fifteen (15) days' written notice of intention to end the term of the lease, and thereupon at the expiration of said fifteen (15) days, the term under this lease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term, and the Lessee will then quit and surrender the demised premises to the Lessor, but the Lessee shall remain liable as hereafter provided.

      If the Lessee shall fail to pay rent reserved hereunder or any part thereof after fifteen (15) days' written notice of same, or shall default in the performance of any other convenant or condition of this lease after thirty (30) days' written notice of same, or if the demised premises become vacant or deserted, the Lessor, by its agents and servants, may immediately, or at any time thereafter, re-enter the demised premises and remove all persons and property therefrom, either by summary proceeding or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damage therefor, and the Lessee, whether or not the premises be re-let as hereinafter provided, shall remain liable to the Lessor for damages equivalent in amount to all of the rent reserved hereunder to the time when this lease would have expired but for such termination, and the same shall be due and payable by the Lessee to the Lessor on the several rent days above specified, and also in case of any such re-entry the Lessee shall pay to the Lessor on demand, as additional damages, all legal and other expenses incurred in removing the Lessee, the commissions for re-letting the demised premises and collecting rent, the cost of redecorating, refinishing, and repairing the demised premises and such other expenses as the Lessor may incur in connection therewith. Upon any such re-entry, the Lessor, at its option, may re-let the demised premises or any part or parts thereof, or for a period extending beyond the date for the expiration of this lease and receive the rents therefor; and the rents collected for the balance of the agreed term of the Lessee on any such re-letting may be applied to pay any of the aforesaid items of "additional damages" remaining unpaid and to the fulfillment and performance of the other covenants of the Lessee hereunder, and the net avails thereof shall be applied by the Lessor on account of any rent unpaid by the Lessee for the remainder of the demised term; but the Lessee, however, shall pay to the Lessor upon each such rent days the amount of any and all deficiencies then existing.

5. In case the premised or any part thereof shall at any time during the said term be destroyed or damaged by fire or other unavoidable casualty so as to be unfit for occupancy and use, and so that the premises cannot be rebuilt or restored by the Lessor within ninety (90) days thereafter, then this lease shall terminate; but if the premises can be rebuilt or restored within ninety (90) days, the Lessor will at its own expense and with due diligence so rebuild or restore the premises, and a just and proportionate part of the rents hereby reserved shall be paid by the Lessee until the premises shall have been so rebuilt or restored.

6. In the event the whole or a substantial part of the premises shall be taken by the city or state or other public authority for any public use, then this lease shall terminate from the time when possession of the whole or of the part so taken shall be required for such public use, and the rents, properly apportioned, shall be paid up to that time; and the Lessee shall not claim or be entitled to any part of the award to be made for damages for such taking for public use, save and except for business interruption and relocation expense, and such taking shall not be deemed a breach of the Lessor's covenant for quiet enjoyment herein before contained.

7. The agreements, conditions, covenants and terms herein contained shall in every case, apply to, be binding upon the inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors and assigns, with the same force and effect, as if specifically mentioned in each instance where a party hereto is named, provided, however, that not assignment or under-letting by Lessee in violation of the provisions of this lease, shall vest in any such assignee or under-tenant any right or title in or to the leasehold estate hereby created.

8. Lessor shall have a landlord's lien and in addition, is hereby given an express contractual landlord's lien as security for the fixed rent herein reserved, as well as any of the other charges or expenses upon all of the goods, wares, chattels, implements, fixtures, furniture, tools, machinery and other personal property which Lessee now or at any time hereafter placed in or upon the demised premises, all exemptions of said property which Lessee now or at any time hereafter placed in or upon the demised premises, all exemptions of said property or any part of it being hereby waived.

9. Lessee hereby especially convenants and agrees that this lease shall be subject and subordinate to any mortgage or mortgages now on the demised premises.

10. Any notice to be given under the terms of this lease by either party to the other party shall be in writing, and may be effected by personal deliver or sent by registered or certified mail, return receipt requested, postage prepaid, to the respective parties at the following addresses:

                        Lessor: SJ Partnership
                                7211 Galveston Rd., #710
                                Houston TX 77034

                        Lessee: Hughes Supply

11. This lease shall be construed and enforced in accordance with the laws of the State of Texas.

12. As used in this lease, whenever the context so indicates, the gender of all words shall include the masculine, feminine and neuter and the number of all words include the singular and plural

13. This lease, including any exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No covenants, representations or conditions not expressed in this lease shall be binding upon the parties or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

14. No modification, cancellation or surrender of this lease shall be effective unless in writing signed by the Lessor and Lessee by their duly authorized officers.

15. If any provision of this lease is or may be held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless survive and continue in full force and effect without being impaired or invalidated in any way.

         SIGNED this 1 day of April, 1999.

                    SJ PARTNERSHIP, Lessor


                    /s/ David C. Jans
                    BY: DAVID C. JANS, Partner


                    HUGHES SUPPLY, INC.


                    By:  /s/ A. Stewart Hall, Jr.
                       ------------------------------
                                  President

                          ADDENDUM TO COMMERCIAL LEASE

      THIS ADDENDUM TO COMMERCIAL LEASE is made and entered into as of the __day of April, 1999, by and between SJ PARTNERSHIP ("Landlord"), and HUGHES SUPPLY, INC. ("Tenant").

            A. Landlord and Tenant, concurrently with this Addendum, entered into a Commercial Lease for the demised premises described therein as 7311 Galveston Rd., #710, Houston, TX, (the "Lease").

            B. Landlord and Tenant desire to amend the Lease as set forth below.

      NOW THEREFORE, in consideration of the mutual covenants contained in the Lease and herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

      1. Paragraph 1 of the Lease shall be amended to provide for "the term of five (5) years from the first day of April 1999 to the thirtieth (30th) day of April 2004" as opposed to "the term of five (5) years from the first day of April 1999 to the thirtieth (30th) of April 2004."

      2. Paragraph 1 shall be further amended to add a subparagraph (b) which shall state as follows:

      b.) Provided it is not then in default under the Lease, Tenant may extend the term up to three (3) times for one (1) year per extension by written notice of its election to do so given to Landlord at least ninety (90) days prior to the then current expiration date. The extended term will be on all of the terms and conditions of this Lease.

      3. Paragraph 2(b) shall be amended to read as follows: (deletions struck through, additions underlined): (a) that it will pay the said rent at the times and in the manner aforesaid. That it will during the said term insure and keep insured the said building from loss or damage by fire in at least the sum of $250,000.00 by insurance companies, of recognized responsibility licensed to do business in this state, and that it will pay all the premiums necessary for those purposes within ten (10) days after the same shall become due and will promptly deliver to the Landlord the policies of insurance and the receipts from such premiums; Provided, that if the Lessee shall at any time fail to insure or keep insured as aforesaid, the Landlord may do all things necessary to effect or maintain such insurance, and any reasonable moneys expended by it for that purpose shall be repayable by the Tenant on demand, may be recovered as rent in arrears. Any policies obtained by Tenant will name Landlord as an additional named insured.

      4. Paragraph 2(c) shall be amended to add the following sentence: It is the intent of the parties that Tenant will only be required to make repairs or replacements which are not structural in nature.

      5. Paragraph 2(e) shall be deleted as it reads in the Lease and replaced as follows: Tenant agrees to indemnify and save harmless Landlord and its parents, subsidiaries, affiliates, directors, officers, employees, agents, servants, attorneys and representatives from any and all claims, causes of action, damages, fines, judgments, penalties, costs (including environmental clean-up costs and response costs), liabilities, expenses or losses (including without limitation, reasonable attorneys' fees and expenses of litigation) arising during or after the Term: (a) as a result of any violation by Tenant of any applicable federal, state or local environmental laws or regulations, as now or hereinafter in effect, regulating, relating to or imposing liability or imposing standards of conduct concerning any Hazardous Materials; or (b) as a result of the presence, disturbance, discharge, release, removal or cleanup of Hazardous Materials or as a result of environmental contamination or other similar conditions which existed after commencement of the Term and which was caused by or brought onto the Premises by Tenant or Tenant's agents, contractors, employees, licensees and invitees; or (c) as a result of any violation by Tenant of the accessibility or path of travel requirements imposed by ADA; or (d) as a result of any of Tenant's representations and warranties being untrue. These indemnities will survive the expiration, cancellation or termination of the Lease; provided, however, that Tenant will not be liable for the acts of any other tenants of said property.

      6. Paragraph 2(f) of the Lease shall be amended to read as follows:
(additions underlined): That it will use the premises for the storage, distribution and sale of any and all products sold by the Tenant or for any other lawful purpose. Tenant will not make or suffer any unlawful, improper, or offensive use of the premises, or any use or occupancy thereof contrary to any law of the state or any ordinance of said city now or hereafter made, or which shall be injurious to any person or property, or which shall be liable to endanger or affect any insurance on the said building or to increase the premium thereof.

      7. Paragraph 2(g) of the Lease shall be amended to add the following sentence: Provided however, Tenant may (a) sublet all or part of the Premises to any corporation, the majority of whose shares are owned by Tenant, during the period of such majority ownership only or (b) assign this Lease to any corporation which owns more than fifty percent (50%) of Tenant's issued and outstanding shares, or which succeeds to the entire business of Tenant through purchase, merger, consolidation or reorganization, or to any affiliate sharing common majority ownership with the Tenant. Subtenants or assignees will become liable directly to Landlord for all obligations of Tenant hereunder, without relieving Tenant's liability.

      8. Paragraph 2(h) of the Lease shall be amended to provide that the Landlord may enter the premises at "all reasonable times" as opposed to "?seasonable? times".

      9. Paragraph 2(i) of the Lease shall be amended to add the following sentence: Provided however, Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension thereof, remove all personal property, futures and equipment which Tenant has placed in the Premises, provided that during such removal Tenant will make all reasonable repairs necessary to return the Premises to its original condition, reasonable wear and tear excepted.

      10. Paragraph 2(i) of the Lease shall be amended to add the following language to the end of the provision: unless caused by the negligence or willful neglect of the Landlord.

      11. Paragraph 4 of the Lease shall be amended to delete the first paragraph in its entirety with the remaining paragraph to be amended to read as follows (deletions struck through, additions underlined): If the Tenant shall fail to pay rent reserved hereunder or any part thereof after fifteen (15) days' written notice of same, or shall default in the performance of any other covenant or condition of this Lease after thirty (30) days' written notice of same, the Landlord, by its agents and servants, may immediately, or at and time thereafter, re-enter the demised premises, either by summary proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damage therefor, and the Tenant, shall remain liable to the Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting, and also in case of any such re-entry the Tenant shall pay to the Landlord on demand, as additional damages, all legal and other expenses incurred in removing the Tenant, the commissions for re-letting the demised premises and collecting rent, the cost of redecorating, refinishing, and repairing the demised premises and such other expenses as the Landlord may incur in connection therewith. Upon any such re-entry, the Landlord, at its option, may re-let the demised premises or any part or parts thereof, for the remainder of the demised terms or any part or parts thereof, or for a period extending beyond the date for the expiration of this Lease and receive the rents therefor; and the rents collected for the balance of the agreed term of the Tenant on any such re-letting shall be applied to pay any of the aforesaid items of "additional damages" remaining unpaid and to the fulfillment and performance of the other covenants of the Tenant hereunder, and the net avails thereof shall be applied by the Landlord on account of any rent unpaid by the Tenant for the remainder of the demised term; but the Tenant, however, shall pay to the Landlord upon each such rent days the amount of any and all deficiencies then existing. In any case, Landlord will use best efforts to mitigate Tenant's damages. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, will affect Landlord's right to collect rent for the period prior to the termination thereof. Pursuit of any of the foregoing remedies will not preclude pursuit of any other remedies provided by law.

      12. Paragraph 6 of the Lease shall be amended to delete all text in the provision which comes after the semi colon (;) to be amended to read as follows:
Provided, however, such termination will be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither Tenant nor Landlord will have any rights in any award made to the other by any condemnation authority.

      13. Paragraph 8 of the Lease shall be deleted in its entirety.

      14. Paragraph 9 of the Lease shall be amended to add the following sentence: Provided, however, as a condition to such subordination, Landlord must secure from each mortgagee a nondisturbance agreement acceptable to Tenant providing that in the event of a foreclosure, the mortgagee will recognize the validity of this Lease and, provided that Tenant is not in default, will not disturb tenant's possession or its rights under this Lease.

      15. Paragraph 10 of the Lease shall be amended to provide for the address of Tenant as follows:

       Hughes Supply, Inc.
       20 North Orange Ave., Suite 200
       Orlando, Florida 32801

      Attention: Mark Scimeca, Esquire, Associate General Counsel
                 Phone: (407) 841-4755; Fax: (407) 649-3018

      16. The following paragraphs shall be added as additional provisions to the Lease:

            (a) Landlord warrants as of the commencement date of this Lease that the Premises are structurally sound and that all electrical, lighting, utility, fire safety, HVAC, and all operating systems are in good working condition and are not in need of repair.

            (a.2) Tenant will have the right, at its expense, to undertake a Phase I Environmental Site Assessment or equivalent (the "Environmental Report") with respect to the Premises. In the event that the results of such Environmental Report are unsatisfactory to Tenant, in its sole discretion, then Tenant will have the right, at any time within forty-five (45) days after commencement of the term of this Lease to terminate this Lease immediately upon written notice to Landlord.

            (b) Landlord agrees to maintain and keep in good repair the roof, exterior walls, structural supports (including foundations), exterior doors of any and all buildings located on the Premises, and all water or sewer pipes located underground or in the slab, sidewalks, parking lots, driveways and other vehicular access and maneuvering areas. Landlord will also be responsible for any repairs or replacements which are structural in nature, which are extraordinary or capital in nature, which will increase the value of the Premises subsequent to the end of the then term, and any other repairs not expressly delegated to Tenant in this Lease. Landlord will also promptly clean up and dispose of any Hazardous Materials found on, in or under any portion of the Premises, remediate the Premises to comply with any and all environmental laws applicable thereto, and pay for all clean up and disposal costs at no cost to Tenant, unless directly caused by Tenant, its employees, agents or contractors. Notwithstanding anything to the contrary set forth elsewhere in this Lease, in the event the installation of sprinkler and fire protection systems on the Premises is required by applicable law, ordinances, regulations or governmental requirements for Tenant's current or future use of the Premises at any time during the term of this Lease or any renewals thereof, Landlord, at Landlord's sole expense and without materially interfering with Tenant's operations on the Premises, shall immediately install on the Premises, and subsequently maintain, repair, modify and replace as necessary to comply with applicable law, ordinances, regulations and governmental requirements, all such required sprinkler and fire protection systems.

            (c) Landlord agrees to indemnify and save harmless Tenant and its parents, subsidiaries, affiliates, directors, officers, employees, agents, servants, attorneys and representatives from any and all claims, causes of action, damages, fines, judgments, penalties, costs (including environmental clean-up costs and response costs), liabilities, expenses or losses (including without limitation, reasonable attorneys' fees and expenses of litigation) arising during or after the Lease term: (a) as a result of any violation by Landlord or prior owners or occupants of the Premises of any applicable federal, state or local environmental laws or regulations, as now or hereinafter in effect, regulating, relating to or imposing liability or imposing standards of conduct concerning any Hazardous Materials; or (b) as a result of the presence, disturbance, discharge, release, removal or cleanup of Hazardous Materials or as a result of environmental contamination or other similar conditions which existed prior to commencement of the Lease term; or (c) as a result of any violation of the accessibility or path of travel requirements imposed by ADA; or
(d) as a result of any of Landlord's representations and warranties being untrue. These indemnities will survive the expiration, cancellation or termination of the Lease.

            (d) Landlord will pay all real property taxes which may be assessed by any lawful authority against the Premises.

            (e) Should Landlord fail to perform any of its obligations hereunder, Landlord will have a period of thirty (30) days after its receipt of written notice from Tenant of a failure of performance within which to commence a cure of that failure. Failure of Landlord to commence that cure within the 30-day period or to effect that cure within that 30-day period will be an event of default under this Lease and Tenant may, at its option, elect to: (a) terminate this Lease upon thirty (30) days written notice to Landlord; (b) bring an action to require specific performance of Landlord's obligations; (c) provide Landlord with an additional period of time within which to effect that cure; (d) commence such cure itself, and Tenant may either, at its option, offset any expenses it incurs in effecting such cure against the rent and other charges due and payable by Tenant hereunder, or require that Landlord immediately reimburse Tenant for its expenses; provided, however, in the event of an emergency, Tenant may immediately effect a cure of Landlord's failure should Landlord fail to act immediately to do so, without the requirement of any notice by Tenant to Landlord; and/or (e) pursue any other remedies provided herein or provided by law.

            (f) Landlord warrants that Landlord owns the Premises in fee simple and has the right to enter into this Lease; that the Premises are free from liens and encumbrances except for utility easements and unviolated restrictive covenants which do not materially adversely affect Tenant's intended use of the Premises; that the Premises has legal, direct, pedestrian and vehicular access to and from and abuts one or more publicly dedicated roads; that the Premises are in compliance with all applicable laws, regulations and ordinances; that all computerized elements (defined to include all computer hardware and software and all equipment and systems containing or utilizing computer hardware and software) that are located within, operate within, benefit or serve all or any portion of either the Premises or any common areas appurtenant to or necessary to the normal use and operation of the Premises (the "Computerized Elements") are able to (a) accurately and properly recognize, manipulate and compare (in the normal functioning of such Computerized Elements) all dates, including without limitation the Year 2000 as a Leap Year and all dates thereafter, and
(b) accurately and properly perform calculations and functions that rely on the ability to recognize, manipulate or compare such dates, and (c) operate in accordance with the specifications and manuals for such Computerized Elements (such Computerized Elements may include, by way of example and not limitation, elevators, security systems, access gates, utility systems, fire protection systems, telephone systems, lighting systems and HVAC systems); to the best of Landlord's knowledge, that past and current uses of the Premises comply with federal, state and local environmental laws and regulations; that Landlord has not received a citation from any regulatory agency for noncompliance with environmental laws; that, other than the following matters: NONE, Landlord has no knowledge of the presence of fuel storage tanks or of hazardous, toxic, dangerous, or carcinogenic materials, substances or contaminants, formaldehyde, polychlorinated biphenyls ("PCBs"), lead, lead dust, asbestos, asbestos containing materials ("ACMs"), oil, gasoline, other petroleum products or byproducts, radon or other similar materials or substances (collectively "Hazardous Materials") on, in or under the Premises and has no knowledge of any contamination present on, in or under the Premises; and covenants that Tenant, provided it performs all of its obligations under this Lease, will peaceably and quietly enjoy the Premises during the Lease term without any disturbance from Landlord, anyone claiming by, through or under Landlord, or any other party, except as otherwise specifically provided in this Lease.

            (g) If Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of the parties, Tenant will be a tenant-at-will at the rental rate in effect at end of the Lease; and there will be no renewal of this Lease by operation of law.

            (h) This Lease will not be recorded, but the parties agree to execute a Memorandum of this Lease for recording purposes which will set forth the commencement date, the term of the Lease and all extensions, a legal description of the location of the Premises and a description of Tenant's rights under this Lease including, without limitation, all rights of first refusal and options to purchase provided hereunder, if any. If Tenant records the Memorandum of Lease, Tenant agrees to pay all recording fees and taxes required by reason of the recording of the Memorandum of Lease.

            (i) Landlord and Tenant shall each indemnify, defend and save the other harmless from and against any broker commissions, or fees or claims for commissions or fees arising under the indemnifying party which indemnification will expressly survive the termination of this Lease.

      IN WITNESS WHEREOF, the parties hereto have caused this Addendum to Commercial Lease to be executed effective the date first above written.



           WITNESSES:                      LANDLORD:

                                           "SJ PARTNERSHIP"

           Witnesses:


           /s/ Kenneth D. Owen             By: /s/ David Jans
           ------------------------------     ---------------------------------

           Printed: Kenneth D. Owen        Printed: David Jans
                   ----------------------          ----------------------------

                                           Title: Partner
                                                 ------------------------------
           /s/ Carolyn McCurdy
           ------------------------------

           Printed: Carolyn McCurdy
                   ----------------------

           WITNESSES:                      "TENANT"

                                           HUGHES SUUPPLY, INC., a Florida
                                           corporation


           /s/ Marjorie H. Fitton          By: /s/ A. Stewart Hall, Jr.
           ------------------------------     ---------------------------------

           Printed: Majorie H. Fitton      Printed: A. Stewart Hall, Jr.
                   ----------------------          ----------------------------

                   /s/ Jean Smith          Title: President
                   ----------------------        ------------------------------

           Printed: JEAN SMITH
                   ----------------------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment"), made and entered into as of December 31, 2001, by and between Hughes Supply, Inc., a Florida corporation (the "Assignor"), and Southwest Stainless, L.P., a Delaware limited partnership ("Assignee").

                              W I T N E S S E T H:

      WHEREAS, due to legal, tax and compliance costs in Texas, Assignor has decided to convey its assets in Texas to one of its wholly owned subsidiaries; and

      WHEREAS, Assignor and Assignee desire for Assignor to assign all of Assignor's rights, title and interest in and to all real property leases including without limitation to those leases set forth in Exhibit "A", attached hereto and incorporated herein by this reference located in Texas (collectively, "Leases") to Assignee and for Assignee to receive and assume such rights, title and interest to the Leases;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Assignment by Assignor. Effective immediately, Assignor hereby assigns, transfers and sets over to Assignee all of Assignor's rights, title and interest in and to all of the Leases.

      2. Assumuption by Assignee. Effective immediately, Assignee hereby accepts the foregoing assignment of and assumes the Leases.

      3. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of Texas, but without regard to principles of such laws relating to conflicts of laws. Any action to construe or enforce this Assignment shall be brought in the proper court in the State of Texas.

      4. Counterparts. This Assignment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

      5. Notwithstanding anything to the contrary contained herein, nothing contained herein shall release Assignor from any Lease or other obligation Assignor may have to any third party.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

                                     "Assignor"

                                     Hughes Supply, Inc.


                                     By: /s/ Benjamin P. Butterfield
                                        --------------------------------
                                        Name: Benjamin P. Butterfield
                                        Title: Secretary & General Counsel

                                     "Assignee"

                                     SOUTHWEST STAINLESS, L.P.,

                                     By: Z&L Acquisition Corp.
                                     Its: General Partner


                                     By: /s/ Benjamin P. Butterfield
                                        --------------------------------
                                        Name: Benjamin P. Butterfield
                                        Title: Assistant Secretary

                                   Exhibit A

                               Legal Description

Lease Agreement dated April 1, 1999 between S. J. Partnership (the "Landlord") and Hughes Supply, Inc. ("Tenant"), as amended, for that certain real property located in Houston, Texas (the "Lease").